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                                                                 Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Shared Medical Systems Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 6, 1996 included (or incorporated by reference) in Shared Medical Systems Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Philadelphia, PA
  March 20, 1997